SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AROTECH CORPORATION

(Exact Name of Registrant as Specified in Charter)

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Robert S. Ehrlich Chairman, President and Chief Executive Officer	Arotech Corporation 354 Industry Drive Auburn, Alabama 36830 Tel: (334) 502-9001 Fax: (334) 502-3008 http://www.arotech.com Nasdaq National Market: ARTX

November 9, 2005

Dear Fellow Stockholder:

As a Nasdaq-listed company, we are subject to the Marketplace Rules of the National Association of Securities Dealers. NASD Marketplace Rule 4350(i)(1)(D)(ii) requires stockholder approval for the issuance or potential issuance of securities representing more than 20% of a listed company’s outstanding securities at a price below the greater of book value or market value.

In September 2005, we issued $17.5 million in senior secured convertible notes. The terms of these notes provide that we may make required periodic payments of principal (consisting of $1,458,333.33 due on each of January 31, 2006, March 31, 2006, May 31, 2006, July 31, 2006, September 30, 2006, November 30, 2006, May 31, 2007, July 31, 2007, September 30, 2007, November 30, 2007, January 31, 2008 and March 31, 2008) either in cash or in stock. If we choose to make a payment in stock, the price used to determine the number of shares to be issued will be calculated using an 8% discount to the average trading price of our common stock during 17 of the 20 consecutive trading days ending two days before the payment date. Depending on the price of our stock at the time principal payments are due, principal payments in stock in the absence of stockholder approval of such payments could cause us to be in violation of NASD Marketplace Rule 4350(i)(1)(D)(ii). We are accordingly requesting stockholder approval of such payments at a special meeting of stockholders.

It is important in this connection to note that we are not presently in violation of any NASD marketplace rules in connection with our issuance of the senior secured convertible notes. However, until such time as we receive stockholder approval to make payments of principal in stock, we will have no choice but to make these payments in cash, which, depending on our cash situation at the time, could strain our limited cash resources and could require us to take actions that we would prefer not to take, such as selling assets (which in any event would require the consent of our lenders), in order to raise cash. In the absence of such flexibility, however, we might be left with no ability to avoid defaulting on our notes. Additionally, if this proposal is not approved we are obligated, under the terms of our agreements with our investors, to continue to submit the proposal to our stockholders at special meetings to be held every six months until it is approved, with all the expense that this would entail.

Additionally, in order to give management flexibility with respect to future financing needs, we are requesting stockholder approval to enable us to adjust the exercise prices of certain of our outstanding warrants in the future should we determine it to be in our best interests to do so.

Finally, we are taking this opportunity to solicit stockholder ratification of our audit committee’s choice of Kost, Forer, Gabbay & Kasierer, independent certified public accountants in Israel and a member firm of Ernst & Young International, as our independent accountants for the fiscal year ending December 31, 2005.

Accordingly, the proposals (i) permitting us to make principal payments in stock as contemplated by our senior secured convertible notes, (ii) permitting us to adjust the exercise prices of certain of our outstanding warrants, and (iii) ratifying the appointment of Kost, Forer, Gabbay & Kasierer as our independent accountants for the fiscal year ending December 31, 2005, will be voted on at a Special Meeting of Stockholders to be held on Wednesday, December 14, 2005 at 10:00 a.m. local time at the offices of our subsidiary Electric Fuel Ltd., One HaSolela Street, Beit Shemesh, Israel, where we are holding the Special Meeting in order to minimize expenses. The proposals must be approved by a majority of the total votes cast in person or by proxy at a meeting at which a quorum is present.

Our Board of Directors recommends that you vote “FOR” the approval of these proposals.

The matters to be considered at the special meeting are of great importance to our company and our stockholders. Therefore, whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to carefully review the enclosed proxy materials and to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet (at http://www.voteproxy.com) or by telephone if you hold your shares in your own name, to ensure your representation and the presence of a quorum at the special meeting. If you submit your proxy and then decide to attend the special meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

On behalf of our Board of Directors, I thank you for your support and urge you to vote “FOR”approval of the proposals.

Sincerely,

Robert S. Ehrlich Chairman of the Board of Directors

354 Industry Drive Auburn, Alabama 36830

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 14, 2005

To our Stockholders:

A Special Meeting of the Stockholders of Arotech Corporation will be held at the offices of our subsidiary Electric Fuel Ltd., One HaSolela Street, Beit Shemesh, Israel, on Wednesday, December 14, 2005 at 10:00 a.m. local time, and thereafter as it may be postponed or adjourned from time to time, for the following purposes:

1.	To consider and act upon a proposal to permit us to make scheduled principal payments on our outstanding senior secured convertible notes in stock as contemplated by the terms of the notes (beginning on page 2).

2.	To consider and act upon a proposal to permit us to adjust the exercise prices of certain of our outstanding warrants (beginning on page 4).

3.	To consider and act upon a proposal to ratify the appointment of Kost, Forer, Gabbay & Kasierer, independent certified public accountants in Israel and a member firm of Ernst & Young International, as our independent accountants for the fiscal year ending December 31, 2005 (beginning on page 5).

4.	To act upon all other business that may properly come before the meeting or any postponements or adjournments thereof.

 Our Board of Directors has fixed the close of business on October 24, 2005 as the record date for determining which stockholders are entitled to notice of the special meeting and to vote at the special meeting and any postponements or adjournments thereof. If you are unable to be present at the special meeting personally, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet (at <http://www.voteproxy.com>) or by telephone if you hold your shares in your own name. Any stockholder who grants a proxy may revoke it at any time prior to its exercise. Also, whether or not you grant a proxy, you may vote in person if you attend the meeting.

By Order of the Board of Directors,

Yaakov Har-Oz Vice President, General Counsel and Secretary
Auburn, Alabama November 9, 2005

QUESTIONS AND ANSWERS

Although we encourage you to read the proxy statement in its entirety, we include these Questions and Answers to provide background information and brief answers to several questions that you may have about the proposals.

Q.	What proposals are stockholders being asked to consider at the upcoming special meeting?

A.	We are seeking the approval of three proposals.

The first proposal relates to our ability, consistent with Nasdaq rules, to make scheduled principal payments on the outstanding senior secured convertible notes issued in September 2005 in stock as contemplated by the terms of the notes. These payments, consisting of $1,458,333.33 due on each of January 31, 2006, March 31, 2006, May 31, 2006, July 31, 2006, September 30, 2006, November 30, 2006, May 31, 2007, July 31, 2007, September 30, 2007, November 30, 2007, January 31, 2008 and March 31, 2008, can under the terms of our notes be made either in cash or in stock based on the value of the stock at the time of payment. Because the market value of our stock at the time of future payment may be less than the value of our stock on the date the notes were issued, Nasdaq rules require us to obtain stockholder approval in order to make such payments in stock.

The second proposal would enable our management to adjust the exercise price of certain of our outstanding warrants. Because the adjusted exercise price of the warrants might be lower than the market prices of our stock on the respective dates the warrants were issued, Nasdaq rules require us to obtain stockholder approval prior to any such re-pricing.

Finally, we are using the opportunity of this special meeting to solicit stockholder ratification of our audit committee’s choice of Kost, Forer, Gabbay & Kasierer, independent certified public accountants in Israel and a member firm of Ernst & Young International, as our independent accountants for the fiscal year ending December 31, 2005.

Q.	Why is Arotech seeking stockholder approval for the first proposal?

A.	As a Nasdaq-listed company, we are subject to the Marketplace Rules of the National Association of Securities Dealers. NASD Marketplace Rule 4350(i)(1)(D)(ii) requires stockholder approval for the issuance or potential issuance of securities representing more than 20% of a listed company’s outstanding securities at a price below the greater of book value or market value. The terms of the senior secured convertible notes provide that we may make required periodic payments of principal either in cash or in stock. If we choose to make a payment in stock, the price used to determine the number of shares to be issued will be calculated using an 8% discount to the average trading price of our common stock during 17 of the 20 consecutive trading days ending two days before the payment date. Because payments of principal could involve issuing stock at a stock price below the market price of our stock at the time we issued our notes, we would be required to obtain stockholder approval prior to any such issuance.

It is important in this connection to note that we are not presently in violation of any NASD rules in connection with our issuance of the senior secured convertible notes.

Q.	Why is Arotech seeking stockholder approval for the second proposal?

A.	We have a total of number 22,801,000 warrants outstanding, of which 20,800,963 have exercise prices above the market value of our stock as of October 24, 2005. From time to time, our management may wish to raise funds by adjusting the exercise price of certain of these warrants in order to induce their immediate exercise. However, to the extent that the adjusted price would be lower than the market price of our stock on the date the warrants were issued, such an adjustment could be in violation of NASD Marketplace Rule 4350(i)(1)(D)(ii) in the absence of stockholder approval to the adjustment. Accordingly, and in order to give management flexibility with respect to future financing needs, we are requesting stockholder approval to enable us to adjust the exercise price of certain of our outstanding warrants in the future should we determine it to be in our best interests to do so.

Q&A-1

Q.	Why is Arotech seeking stockholder approval for the third proposal?

A.	We did not solicit stockholder ratification of our choice of auditors at our annual meeting because at that point in time our audit committee had not yet made a decision regarding our auditors for the fiscal year ending December 31, 2005. Although stockholder ratification of the selection of Kost, Forer, Gabbay & Kasierer as our independent accountants is not required by our by-laws or otherwise, we are submitting the selection of Kost, Forer, Gabbay & Kasierer to the stockholders for ratification as a matter of good corporate practice.

Q.	What does our Board recommend?

A.	Our Board of Directors has determined that is in the best interests of Arotech and its stockholders to approve all three proposals. Accordingly, our Board of Directors unanimously recommends that you vote “FOR”the proposals.

Q.	What vote is required to approve the proposals?

A.	Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the special meeting in order to have the required quorum for the transaction of business. The affirmative vote of a majority of the total votes cast on each of the three proposals, in person or by proxy, is required to approve the proposal. On all matters to be voted upon at the special meeting, each holder of record of common stock will be entitled to one vote for each common share held as of October 24, 2005. As of the record date, October 24, 2005, there were 90,204,708 shares of our common stock outstanding and entitled to vote.

Q.	What happens if the proposals are approved?

A.	If the first proposal is approved by our stockholders at the special meeting, we will have the flexibility to make principal payments on our senior secured convertible notes in stock rather than in cash, thereby preserving our working capital.

If the second proposal is approved by our stockholders at the special meeting, we will have the flexibility to adjust the exercise prices of certain of our warrants in order to induce immediate exercise and thereby provide us with additional cash should it be needed in the future, while also reducing the market overhang of such unexercised warrants.

Q&A-2

If the third proposal is approved by our stockholders at the special meeting, our Audit Committee will consider this as one factor in any future decisions on retaining Kost, Forer, Gabbay and Kasierer as our independent auditors, but may still in its discretion direct the appointment of a different independent accounting firm at any time during the year if it is determined that such a change would be in the best interests of Arotech and its stockholders.

Q.	What happens if the proposals are not approved?

A.	If the first proposal is not approved, we would be required to make all payments of principal on our senior secured convertible notes (a total of $17.5 million) in cash. Depending on our cash situation at the time, this could strain our limited cash resources and could require us to take actions that we would prefer not to take, such as selling assets (which in any event would require the consent of our lenders), in order to raise cash. In the absence of such flexibility, we might be left with no ability to avoid defaulting on our notes. Additionally, if this proposal is not approved we are obligated, under the terms of our agreements with our investors, to continue to submit the proposal to our stockholders at special meetings to be held every six months until it is approved, with all the expense that this would entail.

If the second proposal is not approved, we will be unable to adjust the exercise price of our outstanding warrants to induce immediate exercise of these warrants. This would not only remove a potential financing source that may be needed in the future, but would also leave these warrants as outstanding and acting as an undesirable overhang on our issued stock.

If the third proposal is not approved, the Audit Committee will reconsider whether or not to retain Kost, Forer, Gabbay & Kasierer. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it is determined that such a change would be in the best interests of Arotech and its stockholders

Q.	What should I do now?

A.	You should read this proxy statement carefully and promptly submit your proxy card or vote by telephone or over the Internet as provided on the proxy card to ensure that your vote is counted at the special meeting.

Q.	How do I vote if I hold shares directly?

A.	You may vote your shares by attending the special meeting in person and completing a ballot or returning your validly executed proxy card at the meeting. The special meeting will begin promptly at 10:00 a.m. local time on Wednesday, December 14, 2005, at the offices of our subsidiary Electric Fuel Ltd., One HaSolela Street, Beit Shemesh, Israel. Attendance at the special meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the special meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the special meeting.

If you do not want to attend the special meeting and you hold your shares directly, you may vote by granting a proxy. To grant a proxy, mail your signed proxy card in the enclosed return envelope or vote by telephone as provided on the proxy card as soon as possible so that your shares may be represented at the special meeting.

Q.	How do I vote if I hold shares in street name?

A.	If you do not want to attend the special meeting and hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in “street name”), you must provide your broker with directions on how to vote your shares. Your broker will provide you with instructions regarding how to direct your broker to vote your shares. It is important to follow these instructions carefully to ensure your shares are represented at the special meeting. If you do not provide directions to your broker, your shares will not be voted at the special meeting on the first two proposals.

If you want to attend the special meeting and hold your shares in street name, you must obtain a signed proxy card from your broker, bank or other nominee acting as record holder that gives you the right to vote the shares. Your broker will provide you with instructions regarding how to obtain a signed proxy card from the bank or other nominee acting as record holder in order to enable you to vote your shares in person at the special meeting.

Q.	What if I do not vote?

A.	If you fail to respond, your shares will neither be voted nor count for purposes of obtaining a quorum. If you respond and abstain from voting, your shares will count for purposes of obtaining a quorum and will have the same effect as a vote against the proposals. If you respond by returning a properly executed proxy card without instructions, your shares will be voted “FOR”adoption of the proposals.

Q.	How can I change my vote after I have mailed my proxy card?

A.	If you are a holder of record, you may generally change your vote by delivering a later-dated proxy or written notice of revocation to our Corporate Secretary before the special meeting, or by attending the special meeting and voting in person. If your shares are held in “street name” by your broker, you must follow the instructions received from your broker regarding how to change your vote.

Q&A-3

354 Industry Drive Auburn, Alabama 36830

SPECIAL MEETING OF THE STOCKHOLDERS OF
AROTECH CORPORATION TO BE HELD
ON DECEMBER 14, 2005

PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of Arotech Corporation, for use at our Special Meeting of Stockholders and any postponements and adjournments thereof. The meeting is currently planned to be held at the offices of our subsidiary Electric Fuel Ltd., One HaSolela Street, Beit Shemesh, Israel, on Wednesday, December 14, 2005 at 10:00 a.m. local time, and thereafter as it may be postponed or adjourned from time to time, for the purposes described in the accompanying Notice of Special Meeting of Stockholders.

Stockholders of record at the close of business on October 24, 2005 will be entitled to vote at the special meeting. As of October 24, 2005, there were 90,204,708 shares of our common stock outstanding held of record by 327 stockholders. Each holder of common stock is entitled to one vote per share on each matter that comes before the special meeting.

This proxy statement and the enclosed form of proxy to stockholders will be mailed com-mencing on or about November 9, 2005.

Voting Procedures and Vote Required

Proxies that are properly marked, dated, and signed, or submitted electronically via the Internet or by telephone by following the instructions on the proxy card, and not revoked will be voted at the special meeting in accordance with any indicated directions. If no direction is indicated, proxies will be voted FOR approval of the proposal to permit us to make scheduled principal payments on our outstanding senior secured convertible notes in stock as contemplated by the terms of the notes, FOR approval of the proposal to permit us to adjust the exercise prices of certain of our outstanding warrants, FOR ratification of the appointment of Kost, Forer, Gabbay & Kasierer, independent certified public accountants in Israel and a member firm of Ernst & Young International, as our independent accountants for the fiscal year ending December 31, 2005, and IN THE DISCRETION OF THE HOLDERS OF THE PROXIES with respect to any other business that properly comes before the special meeting and all matters relating to the conduct of the special meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter. We believe that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

You may revoke your proxy at any time before it is voted by delivering to the Secretary of our company a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked (including a proxy voted over the Internet or by telephone). Any record stockholder attending the special meeting in person may revoke his or her proxy and vote his or her shares at the special meeting. Attendance at the special meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the special meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the special meeting.

Votes cast by proxy or in person at the special meeting will be tabulated by the Inspector of Elections, with the assistance of our transfer agent. The Inspector of Elections will also determine whether or not a quorum is present at the special meeting. The presence of a quorum is required to transact the business proposed to be transacted at the special meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

The adoption of all proposals will require the affirmative vote of a majority of the shares present, either in person or by proxy, and entitled to vote with respect to such proposals. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on these proposals, and broker non-votes will not have any effect on the outcome of these proposals.

The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the special meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the special meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

We are not aware of any matters other than those described in this proxy statement that will be acted upon at the special meeting. In the event that any other matters do come before the special meeting for a stockholder vote, the persons named as proxies in the form of proxy being delivered to you along with this proxy statement will vote in accordance with their best judgment on those matters.

At least ten days before the special meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any stockholder for any purpose germane to the special meeting. The list will be open for inspection during ordinary business hours at our offices at 354 Industry Drive, Auburn, Alabama 36830, and will also be made available to stockholders present at the special meeting.

PROPOSAL NUMBER 1

PERMITTING PAYMENTS OF PRINCIPAL ON OUR
SENIOR SECURED CONVERTIBLE NOTES IN STOCK

Background

In September 2005, we issued $17.5 million in senior secured convertible notes. The terms of these notes provide that we may make required periodic payments of principal (consisting of $1,458,333.33 due on each of January 31, 2006, March 31, 2006, May 31, 2006, July 31, 2006, September 30, 2006, November 30, 2006, May 31, 2007, July 31, 2007, September 30, 2007, November 30, 2007, January 31, 2008 and March 31, 2008) either in cash or in stock. If we choose to make a payment in stock, the price used to determine the number of shares to be issued will be calculated using an 8% discount to the average trading price of our common stock during 17 of the 20 consecutive trading days ending two days before the payment date.

Reasons for Seeking Stockholder Approval

As a Nasdaq-listed company, we are subject to the Marketplace Rules of the National Association of Securities Dealers. NASD Marketplace Rule 4350(i)(1)(D)(ii) requires stockholder approval for the issuance or potential issuance of securities representing more than 20% of a listed company’s outstanding securities at a price below the greater of book value or market value.

Depending on the price of our stock at the time principal payments are due, principal payments in stock in the absence of stockholder approval of such payments could cause us to be in violation of NASD Marketplace Rule 4350(i)(1)(D)(ii). We are accordingly requesting stockholder approval of such payments at a special meeting of stockholders.

It is important in this connection to note that we are not presently in violation of any NASD rules in connection with our issuance of the senior secured convertible notes. However, until such time as we receive stockholder approval to make payments of principal in stock, we will have no choice but to make these payments in cash, which, depending on our cash situation at the time, could strain our limited cash resources and could require us to take actions that we would prefer not to take, such as selling assets (which in any event would require the consent of our lenders), in order to raise cash. In the absence of such flexibility, however, we might be left with no ability to avoid defaulting on our notes.

Effect of a Stockholder Approval

If the proposal is approved, we will have the flexibility to make principal payments in stock rather than in cash, thereby preserving our working capital.

Effect of a Failure to Obtain Stockholder Approval

If the proposal is not approved, we would be required to make all payments of principal on our senior secured convertible notes (a total of $17.5 million) in cash. Depending on our cash situation at the time, this could strain our limited cash resources and could require us to take actions that we would prefer not to take, such as selling assets (which in any event would require the consent of our lenders), in order to raise cash. In the absence of such flexibility, however, we might be left with no ability to avoid defaulting on our notes. Additionally, if this proposal is not approved we are obligated, under the terms of our agreements with our investors, to continue to submit the proposal to our stockholders at special meetings to be held every six months until it is approved, with all the expense that this would entail.

Board Recommendation

Our Board of Directors has determined that is in the best interests of Arotech and its stockholders to approve the proposal permitting payments of principal on our senior secured convertible notes in stock. Accordingly, our Board of Directors unanimously recommends that you vote “FOR”the proposal.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal, and broker non-votes will not have any effect on the outcome of this proposal.

The Board of Directors Unanimously Recommends a Vote
FOR Permitting Payments of Principal on our
Senior Secured Convertible Notes in Stock.

PROPOSAL NUMBER 2

PERMITTING ADJUSTMENT OF THE EXERCISE PRICES
OF CERTAIN OUTSTANDING WARRANTS
Background

Over the past five years, we have issued a substantial number of warrants to purchase our common stock in connection with various financings. Most of these warrants are “out of the money,” meaning that their exercise prices are above the current market value of our common stock. The result of this is that these warrants remain unexercised and outstanding, which both prevents us from receiving funds from warrant exercises and creates a persistent market overhang of unexercised warrants on our outstanding share capital. From time to time, we may wish to raise funds by adjusting the exercise price of certain of these warrants in order to induce their immediate exercise. We would therefore like the flexibility to be able to adjust the exercise price of certain of our outstanding warrants in the future should we determine it to be in our best interests to do so.

A list of the outstanding warrants to which this proposal applies, including the expiration dates and the exercise prices of the warrants, appears as Appendix A to this proxy statement.

Reasons for Seeking Stockholder Approval

As a Nasdaq-listed company, we are subject to the Marketplace Rules of the National Association of Securities Dealers. NASD Marketplace Rule 4350(i)(1)(D)(ii) requires stockholder approval for the issuance or potential issuance of securities representing more than 20% of a listed company’s outstanding securities at a price below the greater of book value or market value.

However, to the extent that the adjusted price would be lower than the market price of our stock on the date the warrants were issued, such an adjustment could be in violation of NASD Marketplace Rule 4350(i)(1)(D)(ii) in the absence of stockholder approval of the adjustment. Accordingly, and in order to give management flexibility with respect to future financing needs, we are requesting stockholder approval to enable us to adjust the exercise prices of certain of our outstanding warrants in the future should we determine it to be in our and our stockholders’ best interests to do so.

Effect of a Stockholder Approval

If the proposal is approved, we will have the flexibility to adjust the exercise price of certain of our warrants in order to induce immediate exercise and thereby provide us with additional cash should it be needed in the future, while also reducing the marked overhang of such unexercised warrants.

Effect of a Failure to Obtain Stockholder Approval

If the proposal is not approved, we will be unable to adjust the exercise price of our outstanding warrants to induce immediate exercise of these warrants. This would not only remove a potential financing source that may be needed in the future, but would also leave these warrants as outstanding and acting as an undesirable overhang on our issued stock.

Board Recommendation

Our Board of Directors has determined that is in the best interests of Arotech and its stockholders to approve the proposal permitting adjustment of the exercise prices of certain of our outstanding warrants. Accordingly, our Board of Directors unanimously recommends that you vote “FOR”the proposal.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal, and broker non-votes will not have any effect on the outcome of this proposal.

The Board of Directors Unanimously Recommends a Vote
FOR Permitting Adjustment of the Exercise Prices
of Certain of our Outstanding Warrants.

PROPOSAL NUMBER 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Kost, Forer, Gabbay & Kasierer, independent certified public accountants in Israel and a member firm of Ernst & Young International, have served as our independent accountants since January 2000. The Audit Committee has selected Kost, Forer, Gabbay & Kasierer as our independent accountants for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Special Meeting.

Kost, Forer, Gabbay & Kasierer served as our independent accountants during the fiscal year ended December 31, 2004. Kost, Forer, Gabbay & Kasierer’s report on the financial statements for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, auditing scope or accounting principles. We do not anticipate that a representative of Kost, Forer, Gabbay & Kasierer will be present at the Special Meeting.

Stockholder ratification of the selection of Kost, Forer, Gabbay & Kasierer as our independent accountants is not required by our by-laws or otherwise. However, we are submitting the selection of Kost, Forer, Gabbay & Kasierer to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Kost, Forer, Gabbay & Kasierer. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it is determined that such a change would be in the best interests of Arotech and its stockholders.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by our independent accountants, Kost, Forer, Gabbay & Kassierer, is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

➢
Audit Fees. Audit fees billed or expected to be billed to us by Kost, Forer, Gabbay & Kassierer for the audit of the financial statements included in our Annual Report on Form 10-K, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q, for the years ended December 31, 2003 and 2004 totaled approximately $177,000 and $594,924, respectively.

➢
Audit-Related Fees. Kost, Forer, Gabbay & Kassierer billed us $34,500 and $214,659 for the fiscal years ended December 31, 2003 and 2004, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the caption “Audit Fees,” above.

➢
Tax Fees. Kost, Forer, Gabbay & Kassierer billed us an aggregate of $24,320 and $9,491 for the fiscal years ended December 31, 2003 and 2004, respectively, for tax services, principally advice regarding the preparation of income tax returns.

➢
All Other Fees. The Audit Committee of the Board of Directors has considered whether the provision of the Audit-Related Fees, Tax Fees and all other fees are compatible with maintaining the independence of our principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by our outside auditors even if they are not pre-approved. We have not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

Board Recommendation

Our Board of Directors has determined that is in the best interests of Arotech and its stockholders to ratify the appointment of Kost, Forer, Gabbay and Kasierer as our independent accountants. Accordingly, our Board of Directors unanimously recommends that you vote “FOR”the proposal.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal, and broker non-votes will not have any effect on the outcome of this proposal.

The Board of Directors Recommends a Vote FOR Ratification of
Kost, Forer, Gabbay & Kasierer as our Independent Accountants.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the security ownership, as of October 24, 2005, of each of our executive officers and directors, and the shares of common stock held by all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)(3)		Percentage of Total Shares Outstanding(3)
Robert S. Ehrlich	3,217,213	(4)	3.5%
Steven Esses	1,035,140	(5)	1.1%
Avihai Shen	528,904	(6)	*
Dr. Jay M. Eastman	106,668	(7)	*
Jack E. Rosenfeld	108,668	(8)	*
Lawrence M. Miller	555,247	(9)	*
Edward J. Borey	56,001	(10)	*
Seymour Jones	0		*
All of our directors and executive officers as a group (8 persons)	5,607,841	(11)	5.9%

*	Less than one percent.
(1)	The address of each named beneficial owner is in care of Arotech Corporation, 354 Industry Drive, Auburn, Alabama 36830.
(2)
Unless otherwise indicated in these footnotes, each of the persons or entities named in the table has sole voting and sole investment power with respect to all shares shown as beneficially owned by that person, subject to applicable community property laws.

(3)
Based on 90,204,708 shares of common stock outstanding as of October 24, 2005. For purposes of determining beneficial ownership of our common stock, owners of options exercisable within sixty days are considered to be the beneficial owners of the shares of common stock for which such securities are exercisable. The percentage ownership of the outstanding common stock reported herein is based on the assumption (expressly required by the applicable rules of the Securities and Exchange Commission) that only the person whose ownership is being reported has converted his options into shares of common stock.

(4)
Includes 50,000 shares held by Mr. Ehrlich’s wife (in which shares Mr. Ehrlich disclaims beneficial ownership), 161,381 shares held in Mr. Ehrlich’s pension plan, 3,000 shares held by children sharing the same household (in which shares Mr. Ehrlich disclaims beneficial ownership), and 2,403,667 shares issuable upon exercise of options exercisable within 60 days.

(5)	Includes 870,140 shares issuable upon exercise of options exercisable within 60 days.
(6)	Includes 488,404 shares issuable upon exercise of options exercisable within 60 days.
(7)	Consists of 106,668 shares issuable upon exercise of options exercisable within 60 days.
(8)	Includes 106,668 shares issuable upon exercise of options exercisable within 60 days.
(9)
Includes 441,665 shares held by Leon S. Gross and Lawrence M. Miller as co-trustees of the Rose Gross Charitable Foundation, and 101,668 shares issuable upon exercise of options exercisable within 60 days.

(10)	Includes 40,001 shares issuable upon exercise of options exercisable within 60 days.
(11)	Includes 4,117,216 shares issuable upon exercise of options exercisable within 60 days.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at The Woolworth Building, 233 Broadway, New York, New York 10279 and at 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604. You can obtain information about the operations of the Securities and Exchange Commission Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website that contains information we file electronically with the Securities and Exchange Commission, which you can access over the Internet at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this proxy statement, and later information that we file with the Securities and Exchange Commission will automatically update and supersede some of this information. The documents we incorporate by reference are:

•
our Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on March 31, 2005, as amended by our amended Annual Reports on Form 10-K/A for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on May 2, 2005 and August 15, 2005;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, as filed with the Securities and Exchange Commission on May 16, 2005 and August 15, 2005, respectively;

•	our current reports on Form 8-K filed with the Securities and Exchange Commission on May 17, 2005, May 23, 2005 and September 30, 2005; and

•	our definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on June 7, 2005.

All reports and other documents that we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement but before the date of the Special Meeting will also be considered to be incorporated by reference into this proxy statement from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports that we “furnish” to the Commission will not be considered incorporated by reference into this proxy statement. We undertake to provide without charge to each person who receives a copy of this proxy statement, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials, at no cost, by telephoning us at the following address:

Arotech Corporation
354 Industry Drive
Auburn, Alabama 36830
Attention: General Counsel and Secretary
(334) 502-9001

STOCKHOLDER PROPOSALS

Pursuant to the rules of the Securities and Exchange Commission, stockholder proposals made in accordance with Rule 14a-8 under the Exchange Act intended to be included in our proxy material for the next annual meeting must be received by us on or before February 6, 2006. Any proposals must be received at our principal executive offices, 354 Industry Drive, Auburn, Alabama 36830, Attention: Corporate Secretary by the applicable date.

Stockholder proposals submitted outside the processes of Rule 14a-8 must be received by our Corporate Secretary in a timely fashion. To be timely, such notice and information regarding the proposal and the stockholder must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices, 354 Industry Drive, Auburn, Alabama 36830, not less than 45 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 7th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

We have not been notified by any stockholder of its intention to present a stockholder proposal at this Special Meeting.

OTHER MATTERS

We are not aware of any other matter that may come before the special meeting of stockholders and we do not currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

By Order of the Board of Directors,

Yaakov Har-Oz Vice President, General Counsel and Secretary
Auburn, Alabama November 9, 2005

TABLE OF WARRANTS TO BE AUTHORIZED FOR RE-PRICING

Name of Holder	Number	Expires	Price
Alpha Capital Aktiengesellschaft	121,212	05/08/06	$3.22
Cleveland Overseas Ltd.	103,800	06/18/09	$2.20
Cranshire Capital L.P.	797,872	07/07/07	$1.88
Cranshire Capital L.P.	225,000	12/31/06	$1.8125
Cranshire Capital L.P.	155,700	06/18/09	$2.20
Cranshire Capital, L.P.	274,748	06/30/09	$1.45
Cranshire Capital, L.P.	64,557	10/28/08	$1.20
Portside Growth and Opportunity Fund	750,000	*	$1.10
EDJ Limited	33,333	05/08/06	$3.22
Elliot Associates, L.P.	121,212	05/08/06	$3.22
Elliot International, L.P.	121,212	05/08/06	$3.22
Euram Cap Strategies “A” Fund Limited	72,727	05/08/06	$3.22
First Investors Holding Co.	282,829	06/30/09	$1.45
First Investors Holding Co.	66,456	10/28/08	$1.20
I.E.S. Electronic Industries, Ltd.	250,000	02/04/09	$1.91
Iroquois Master Fund Ltd.	600,000	*	$1.10
Lindsay A. Rosenwald, M.D.	121,212	05/08/06	$3.22
Mainfield Enterprises Inc.	1,063,829	07/07/07	$1.88
Mainfield Enterprises Inc.	155,700	06/18/09	$2.20
Mainfield Enterprises Inc.	225,000	07/14/09	$1.38
Montrose Investments, Ltd.	80,808	06/30/09	$1.45
Montrose Investments, Ltd.	18,987	10/28/08	$1.20
Omicron Master Trust	125,000	09/30/06	$1.4375
Omicron Master Trust	103,800	06/18/09	$2.20
Omicron Master Trust	1,063,829	07/14/09	$1.38
Omicron Master Trust	150,000	07/14/09	$1.38
Omicron Master Trust	1,050,000	*	$1.10
PEAK6 Capital Management LLC	531,914	07/07/07	$1.88
Porter Partners, L.P.	33,334	05/08/06	$3.22
Portside Growth and Opportunity Fund	155,700	06/18/09	$2.20
Portside Growth and Opportunity Fund	1,063,829	07/14/09	$1.38
Portside Growth and Opportunity Fund	225,000	07/14/09	$1.38
Portside Growth and Opportunity Fund	750,000	*	$1.10
Smithfield Fiduciary LLC	363,300	06/18/09	$2.20
Smithfield Fiduciary LLC	3,989,367	07/14/09	$1.38
Smithfield Fiduciary LLC	525,000	07/14/09	$1.38
Smithfield Fiduciary LLC	2,400,000	*	$1.10
Special Situations Cayman Fund, L.P.	17,166	12/31/08	$2.25
Special Situations Cayman Fund, L.P.	49,840	06/30/08	$1.45
Special Situations Fund III, L.P.	58,075	12/31/08	$2.25
Special Situations Fund III, L.P.	132,667	06/30/08	$1.45
Special Situations Private Equity Fund, L.P.	82,331	12/31/08	$2.25
Special Situations Private Equity Fund, L.P.	35,680	06/30/08	$1.45
Special Situations Technology Fund II, L.P.	30,451	12/31/08	$2.25
Special Situations Technology Fund II, L.P.	40,500	06/30/08	$1.45
Special Situations Technology Fund, L.P.	5,917	12/31/08	$2.25
Special Situations Technology Fund, L.P.	7,980	06/30/08	$1.45
Vertical Ventures LLC	531,914	07/14/09	$1.38
Vertical Ventures.Com LLP	24,243	05/08/06	$3.22
WEC Asset Management LLC	60,606	05/08/06	$3.22
ZLP Master Fund, Ltd.	145,454	07/14/09	$1.38
ZLP Master Technology Fund, Ltd.	2,000,057	12/31/07	$0.64
ZLP Master Technology Fund, Ltd.	797,872	07/14/09	$1.38

______________
* Expires one year after effectiveness of the registration statement registering the shares underlying this warrant, which registration statement was not yet effective as of October 24, 2005.

SPECIAL MEETING OF STOCKHOLDERS OF

AROTECH CORPORATION

December 14, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

 Please detach along perforated line and mail in the envelope provided.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	To permit us to make scheduled principal payments on our outstanding senior secured convertible notes in stock as contemplated by the terms of the notes	☐	☐	☐

2.	To permit us to adjust the exercise prices of certain of our outstanding warrants	☐	☐	☐

3.	To ratify the appointment of Kost, Forer, Gabbay & Kasierer, independent certified public accountants in Israel and a member firm of Ernst & Young International, as our independent accountants for the fiscal year ending December 31, 2005	☐	☐	☐

PLEASE SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark here if you plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If you are signing for a corporation, please sign in the full corporate name by President or other authorized officer. If you are signing for a partnership, please sign in the partnership name by authorized person.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

 AROTECH CORPORATION

FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 14, 2005

The undersigned, having received the Notice of the Special Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Arotech Corporation (the “Company”), hereby appoint(s) Robert S. Ehrlich, Steven Esses and Yaakov Har-Oz, and each of them, proxies of the undersigned (with full power of substitution) to attend the Special Meeting of the Company to be held on Wednesday, December 14, 2005 at 10:00 a.m. local time at the offices of the Company’s subsidiary Electric Fuel Ltd., One HaSolela Street, Beit Shemesh, Israel, and all postponements and adjournments thereof (the “Meeting”), and there to vote all shares of common stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy.

This Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the proxies intend to vote FOR the proposals set forth herein and described in the Board of Directors’ Proxy Statement. This Proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of stock for said Meeting.

SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

AROTECH CORPORATION

December 14, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -
COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	To permit us to make scheduled principal payments on our outstanding senior secured convertible notes in stock as contemplated by the terms of the notes	☐	☐	☐

2.	To permit us to adjust the exercise prices of certain of our outstanding warrants	☐	☐	☐

3.	To ratify the appointment of Kost, Forer, Gabbay & Kasierer, independent certified public accountants in Israel and a member firm of Ernst & Young International, as our independent accountants for the fiscal year ending December 31, 2005	☐	☐	☐

PLEASE SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark here if you plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If you are signing for a corporation, please sign in the full corporate name by President or other authorized officer. If you are signing for a partnership, please sign in the partnership name by authorized person.